Exhibit 1

British American Tobacco p.l.c.

06 June 2024

TRANSACTION IN OWN SHARES

British American Tobacco p.l.c. (the "Company") announces that in accordance with the authority granted by shareholders at the Company's Annual General Meeting on 24 April 2024 it purchased the following number of its ordinary shares of 25 pence each ("shares") from Merrill Lynch International as part of its buyback programme announced on 18 March 2024:

Date of purchase:	05 June 2024
Number of ordinary shares of 25 pence each purchased:	41,120
Highest price paid per share (pence):	2440.00p
Lowest price paid per share (pence):	2424.00p
Volume weighted average price paid per share (pence):	2432.8598p

The Company intends to cancel the purchased shares.

Following the purchase and cancellation of these shares, the Company will have 2,222,660,733 ordinary shares in issue (excluding treasury shares) which carry voting rights and will hold 133,277,831 ordinary shares in treasury. This information may be used by shareholders to determine whether they are required to notify their interest, or a change to their interest, in the Company under the FCA's Disclosure Guidance and Transparency Rules.

In accordance with Article 5(1)(b) of the Market Abuse Regulation (EU) No 596/2014 as it applies in the UK, a schedule of individual trades carried out by Merrill Lynch International on 05 June 2024 is set out below.

Enquiries:

Investor Relations
Victoria Buxton/Amy Chamberlain/John Harney/Jane Henderson
+44 (0) 20 7845 2012/1124/1263/1117

Schedule of purchases - aggregate information

Issuer name	ISIN Code	Transaction date	Daily total volume (in number of shares)	Daily weighted average price of shares acquired	Platform
British American Tobacco p.l.c.	GB0002875804	05/06/2024	41,120	2,432.8598	LSE
British American Tobacco p.l.c.	GB0002875804	05/06/2024	0	0.0000	CHIX
British American Tobacco p.l.c.	GB0002875804	05/06/2024	0	0.0000	BATE

Schedule of purchases - individual transactions

Number of shares purchased	Transaction price (per share)	Market	Time of transaction
1,764	2,440.00	LSE	08:11:09
260	2,438.00	LSE	08:12:07
436	2,438.00	LSE	08:12:07
96	2,439.00	LSE	08:25:14
128	2,437.00	LSE	08:26:23
127	2,436.00	LSE	08:30:16
39	2,435.00	LSE	08:31:35
61	2,435.00	LSE	08:31:35
104	2,434.00	LSE	08:33:00
198	2,435.00	LSE	08:43:28
145	2,433.00	LSE	08:57:13
47	2,432.00	LSE	09:02:39
432	2,432.00	LSE	09:02:39
207	2,431.00	LSE	09:06:28
460	2,431.00	LSE	09:28:58
799	2,436.00	LSE	09:53:33
210	2,436.00	LSE	09:58:06
81	2,436.00	LSE	09:58:07
270	2,436.00	LSE	09:58:16
173	2,434.00	LSE	10:08:39
151	2,434.00	LSE	10:09:19
101	2,434.00	LSE	10:09:39
46	2,434.00	LSE	10:09:53
28	2,434.00	LSE	10:09:54
50	2,434.00	LSE	10:10:05
5	2,433.00	LSE	10:11:45
11	2,433.00	LSE	10:11:59
33	2,433.00	LSE	10:12:13
144	2,433.00	LSE	10:12:19
169	2,433.00	LSE	10:12:20
68	2,432.00	LSE	10:14:34
441	2,432.00	LSE	10:14:34
280	2,432.00	LSE	10:14:36
11	2,432.00	LSE	10:14:44
85	2,432.00	LSE	10:14:44
92	2,431.00	LSE	10:37:30
395	2,431.00	LSE	10:37:38
831	2,434.00	LSE	10:42:17

127	2,432.00	LSE	10:43:48
557	2,432.00	LSE	10:43:48
333	2,432.00	LSE	10:44:55
206	2,432.00	LSE	10:45:12
520	2,432.00	LSE	10:56:27
493	2,433.00	LSE	11:05:28
32	2,432.00	LSE	11:13:48
454	2,432.00	LSE	11:13:48
55	2,435.00	LSE	11:32:28
13	2,435.00	LSE	11:32:29
148	2,435.00	LSE	11:32:34
133	2,435.00	LSE	11:32:44
442	2,435.00	LSE	11:32:44
493	2,435.00	LSE	11:33:16
462	2,435.00	LSE	11:37:15
531	2,434.00	LSE	11:44:33
337	2,435.00	LSE	11:58:10
171	2,435.00	LSE	11:58:11
510	2,434.00	LSE	12:03:03
110	2,432.00	LSE	12:03:29
435	2,432.00	LSE	12:04:48
439	2,430.00	LSE	12:10:22
26	2,429.00	LSE	12:10:36
323	2,429.00	LSE	12:20:05
582	2,429.00	LSE	12:26:11
1,404	2,433.00	LSE	12:54:21
1,299	2,431.00	LSE	12:56:08
824	2,432.00	LSE	13:01:11
139	2,433.00	LSE	13:14:23
504	2,433.00	LSE	13:14:23
818	2,432.00	LSE	13:21:42
773	2,433.00	LSE	13:24:21
9	2,432.00	LSE	13:27:16
300	2,432.00	LSE	13:27:16
383	2,432.00	LSE	13:39:13
515	2,432.00	LSE	13:39:13
203	2,432.00	LSE	13:39:15
109	2,432.00	LSE	13:39:16
192	2,432.00	LSE	13:39:16
397	2,432.00	LSE	13:39:16
404	2,432.00	LSE	13:39:16

493	2,434.00	LSE	13:50:40
503	2,437.00	LSE	13:53:20
248	2,436.00	LSE	13:53:44
719	2,438.00	LSE	14:05:17
46	2,438.00	LSE	14:06:00
546	2,438.00	LSE	14:06:04
547	2,436.00	LSE	14:09:43
56	2,435.00	LSE	14:10:27
107	2,435.00	LSE	14:10:27
459	2,436.00	LSE	14:15:22
507	2,437.00	LSE	14:18:07
575	2,436.00	LSE	14:28:46
91	2,435.00	LSE	14:30:03
480	2,434.00	LSE	14:30:03
677	2,435.00	LSE	14:30:03
351	2,432.00	LSE	14:30:30
492	2,433.00	LSE	14:30:30
574	2,434.00	LSE	14:30:30
142	2,430.00	LSE	14:31:01
154	2,429.00	LSE	14:31:18
535	2,431.00	LSE	14:34:10
612	2,433.00	LSE	14:35:38
486	2,432.00	LSE	14:36:35
461	2,430.00	LSE	14:38:13
360	2,428.00	LSE	14:38:46
471	2,429.00	LSE	14:41:49
484	2,429.00	LSE	14:42:28
454	2,431.00	LSE	14:45:02
118	2,429.00	LSE	14:45:10
144	2,427.00	LSE	14:50:07
521	2,428.00	LSE	14:50:07
917	2,428.00	LSE	14:51:58
682	2,426.00	LSE	14:54:06
610	2,425.00	LSE	14:54:20
1,195	2,428.00	LSE	14:59:56
84	2,424.00	LSE	15:34:54
36	2,426.00	LSE	15:40:30